Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 ldresnick@newventurecom.com

GLOBALSCAPE RECEIVES NETWORK PRODUCTS GUIDE 2010 PRODUCT INNOVATION AWARD FOR MANAGED FILE TRANSFER (MFT)

Enhanced File Transfer (EFT) Server™ Selected a Winner in Managed File Transfer (MFT)

SAN ANTONIO, TX - March 2, 2010 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, announced today that Network Products Guide, the industry's leading information technology research and advisory guide has named Enhanced File Transfer (EFT) Server™, a winner of the 2010 Product Innovation Awards for Managed File Transfer (MFT). This prestigious award recognizes and honors vendors, large and small, from all over the world with innovative and ground-breaking products that are bringing essential and incremental changes and are setting the bar higher for others in all areas of information technology.

EFT Server allows global organizations to securely implement managed and ad hoc file transfers among worldwide offices, clients, and partners. EFT Server ensures the highest level of compliance with corporate and government data security policies and privacy regulations such as PCI DSS, FIPS-140-2, HIPAA, and SOX. GlobalSCAPE's flexible platform also allows customers to customize their solution with modules and professional services, including high security features, workflow automation, and auditing and reporting. GlobalSCAPE won an additional high-profile contract with the U.S. Army in 2009, and has been named a Leader in Gartner's 2009 Magic Quadrant for Managed File Transfer. For more about this innovative product, please visit the 2010 Product Innovation Awards website.

"Innovation is not just about new products alone," says Rake Narang, editor-in-chief at Network Products Guide. "To succeed companies need to see innovation not as a one-time errand, but as something that has to be continuously evolved and improved upon over and over again. This requires putting greater focus on customer needs and making innovation the center of the company's way of developing better solutions. Innovative products such as EFT Server are bringing improvements in security and compliance, efficiency, and ease of use."

"Network Products Guide's recognition of EFT Server further validates that our solutions are best-in-class and ahead of the curve" stated Jim Morris, GlobalSCAPE president and CEO. "Our continued commitment to product innovation is key to meeting our customer needs and providing superior solutions."

About Network Products Guide Awards

As the industry's leading technology research and advisory guide, Network Products Guide from Silicon Valley plays a vital role in keeping decision makers and end-users informed of the choices they can make in all areas of information technology. You will discover a wealth of information and tools in this guide including the best products and services, roadmaps, industry directions, technology advancements and independent product evaluations that facilitate in making the most pertinent technology decisions impacting business and personal goals. The guide follows conscientious research methodologies developed and enhanced by industry experts. To learn more, visit www.networkproductsguide.com.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) and wide area file services (WAFS) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products and services, visit www.globalscape.com or the company's Secure Info Exchange blog.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.